Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProFunds of our report dated March 1, 2022, relating to the financial statements and financial highlights, which appears in Government Money Market ProFund's Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Baltimore, Maryland

April 26, 2022